UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DD3 Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o DD3 Mex Acquisition Corp Pedregal 24, 4th Floor Colonia Molino del Rey, Del. Miguel Hidalgo Mexico City, Mexico	11040
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one Ordinary Share and one Warrant	The Nasdaq Stock Market LLC

Ordinary Shares, no par value per share	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one Ordinary Share at an exercise price of $11.50	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.   ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:	333-227423
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares and warrants to purchase ordinary shares of DD3 Acquisition Corp. (the “Company”). The description of the units, ordinary shares and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-227423) filed with the Securities and Exchange Commission on September 19, 2018, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.    Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1	Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-227423), filed with the Securities and Exchange Commission on September 19, 2018).

3.2	Form of Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-227423), filed with the Securities and Exchange Commission on October 5, 2018).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-227423), filed with the Securities and Exchange Commission on September 28, 2018).

4.2	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-227423), filed with the Securities and Exchange Commission on September 28, 2018).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-227423), filed with the Securities and Exchange Commission on September 28, 2018).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-227423), filed with the Securities and Exchange Commission on September 28, 2018).

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-227423), filed with the Securities and Exchange Commission on September 28, 2018).

10.2	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Registrant’s sponsor (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-227423), filed with the Securities and Exchange Commission on September 28, 2018).

10.3	Form of Registration Rights Agreement among the Registrant and the other parties to be named therein (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-227423), filed with the Securities and Exchange Commission on September 28, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

DD3 Acquisition Corp.

By:	/s/ Martin Werner
Name: Martin Werner
Title: Chief Executive Officer

Dated: October 10, 2018